EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2006	2007	2008	2009	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$190,607	$186,108	$186,988	$170,499	$192,095
Interest and other charges, before reduction for amounts capitalized and deferred	94,035	107,232	106,316	121,105	121,005
Provision for income taxes	146,731	149,056	148,231	108,778	148,264
Interest element of rentals charged to income (a)	8,838	7,976	7,702	7,063	6,276

Earnings as defined	$440,211	$450,372	$449,237	$407,445	$467,640

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$94,035	$107,232	$106,316	$121,105	$121,005
Interest element of rentals charged to income (a)	8,838	7,976	7,702	7,063	6,276

Fixed charges as defined	$102,873	$115,208	$114,018	$128,168	$127,281

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.28	3.91	3.94	3.18	3.67

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2006	2007	2008	2009	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$190,607	$186,108	$186,988	$170,499	$192,095
Interest and other charges, before reduction for amounts capitalized and deferred	94,035	107,232	106,316	121,105	121,005
Provision for income taxes	146,731	149,056	148,231	108,778	148,264
Interest element of rentals charged to income (a)	8,838	7,976	7,702	7,063	6,276

Earnings as defined	$440,211	$450,372	$449,237	$407,445	$467,640

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$94,035	$107,232	$106,316	$121,105	$121,005
Preferred stock dividend requirements	1,018	—	—	—	—
Adjustments to preferred stock dividends to state on a pre-income tax basis	784	—	—	—	—
Interest element of rentals charged to income (a)	8,838	7,976	7,702	7,063	6,276

Fixed charges as defined plus preferred stock dividend requirements (pre-income tax basis)	$104,675	$115,208	$114,018	$128,168	$127,281

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)	4.21	3.91	3.94	3.18	3.67

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.